Exhibit 99.1

CERNER EXECUTIVE JEFF TOWNSEND ANNOUNCES RETIREMENT

KANSAS CITY, Mo. - Sept. 9, 2019 - Cerner Corporation (Nasdaq: CERN) announced today that Jeff Townsend, executive vice president and chief of innovation, will retire by the end of the year, following three decades of leading and accelerating health care.

"For more than 30 years, Jeff has worked diligently to position Cerner for key opportunities and prepared us to drive the next wave of health care innovation," said Brent Shafer, chairman and CEO, Cerner. "On behalf of the board of directors as well as Cerner's associates worldwide, I want to thank Jeff for his extraordinary contributions to Cerner. His impact will last for years to come."

Since 1985, Jeff has led initiatives that helped shape Cerner's identity, including the discovery and acceleration of first-of-a-kind solutions. His experience includes chief of staff, chief engineering officer and principal architect of the Cerner Millennium® platform.

"The unique thing about Cerner and our industry is that over the more than three decades I've been a part of the journey, there was never a lull. Now is no different - I believe another wave of disruptive innovation is just around the corner," said Townsend. "It was very important to me that before stepping away from my day-to-day involvement, Cerner be well positioned for the next wave. I believe this is the case as Cerner has the strategies, architectures, talent and partnerships in place to play a leadership role in driving meaningful improvements in health care."

Earlier this year, Cerner announced a new operating model focused on client success, designing and implementing intelligent systems and creating better health experiences to ultimately transform the future of health care. Townsend has been instrumental in guiding these initiatives and providing leadership to help clinicians save time, reduce costs and provide better health care delivery.

Upon his departure, Townsend will continue to serve in an advisory role.

About Cerner

Cerner's health technologies connect people and information systems at more than 27,500 contracted provider facilities worldwide dedicated to creating smarter and better care for individuals and communities. Recognized globally for innovation, Cerner assists clinicians in making care decisions and assists organizations in managing the health of their populations. The company also offers an integrated clinical and financial systems to help manage day-to-day revenue functions, as well as a wide range of services to support clinical, financial and operational needs, focused on people. For more information, visit Cerner.com, The Cerner Blog, The Cerner Podcast or connect on Facebook, Instagram, LinkedIn or  Twitter. Nasdaq: CERN. Smarter Care. Better Outcomes. Healthier You.

Media Contact:
Cerner
Misti Preston, Public Relations, (816) 299.2037, Misti.Preston@Cerner.com

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words "position", "believe", and "opportunities" or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. For example, our forward-looking statements include statements regarding Cerner's current and future position in the market and business opportunities. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of significant costs and reputational harm related to product-related liabilities; the possibility of interruption at our data centers or client support facilities, or those of third parties with whom we have contracted (such as public cloud providers), that could expose us to significant costs and reputational harm;

the possibility of increased expenses, exposure to legal claims and regulatory actions and reputational harm associated with a cyberattack or other breach in our IT security or the IT security of third parties on which we rely; risks associated with the unexpected loss or recruitment and retention of key personnel or the failure to successfully develop and execute succession planning to assure transitions of key associates and their knowledge, relationships and expertise; risks related to our dependence on strategic relationships and third party suppliers; significant competition and our ability to quickly respond to market changes, changing technologies and evolving pricing and deployment methods and to bring competitive new solutions, devices, features and services to market in a timely fashion; managing growth in the new markets in which we offer solutions, health care devices or services; risks inherent in contracting with government clients, including without limitation, complying with strict compliance and disclosure obligations, navigating complex procurement rules and processes and defending against bid protests; changing political, economic, regulatory and judicial influences, which could impact the purchasing practices and operations of our clients and increase costs to deliver compliant solutions and services; non-compliance with laws, government regulation or certain industry initiatives or failure to deliver solutions or services that enable our clients to comply with laws or regulations applicable to their businesses; inability to manage organizational change and reduce expenses and costs to the extent currently anticipated; and risks that Cerner's revenue growth may be lower than anticipated and/or that the mix of revenue shifts to low margin revenue. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.